Marshall Funds, Inc.

Exhibit 12(b) to Form N-CSR

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

I, John M. Blaser, Principal Executive Officer of Marshall Funds, Inc., certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended August 31, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant for the stated period.

/s/ John M. Blaser
John M. Blaser President

Date: October 22, 2009

I, Timothy M. Bonin, Principal Financial Officer of Marshall Funds, Inc., certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended August 31, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant for the stated period.

/s/ Timothy M. Bonin
Timothy M. Bonin Treasurer

Date: October 22, 2009

These statements accompany this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Marshall Funds, Inc. for purposes of the Securities Exchange Act of 1934.

A signed original of this written statement required by Section 906 has been provided to Marshall Funds, Inc. and will be retained by Marshall Funds, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.